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                                  EXHIBIT 10.6

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                           INTERNATIONAL BARTER CORP.

                         EXECUTIVE EMPLOYMENT AGREEMENT
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This Executive Employment Agreement ("Agreement") is made and effective this
August 01, 1998 by and between International Barter Corp., a Nevada Corporation ("Company) and Kevin Andersen ("Executive") SSN: ###-##-####.

NOW, THEREFORE, the parties hereto agree as follows:

1.   EMPLOYMENT:
Company hereby agrees to employ Executive as its Chief Financial Officer and Executive hereby accepts such employment in accordance with the terms of this Agreement and the terms of employment applicable to regular employees of Company. In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

Election or appointment of Executive to another office or position, regardless of whether such office or position is inferior to Executive's initial office or position, shall not be a breach of this Agreement.

2.  DUTIES OF EXECUTIVE:
The Executive shall be responsible for and have such authority and such responsibility as are normally inherent in such office. Executive shall report directly to the President.

Executive shall devote priority working time, energy, skill, ability and attention to the business of the Company and shall perform all duties in a professional, ethical and businesslike manner which will further the business and interests of Company or its affiliates.

Company is aware Executive currently accepts auditing work from other businesses and competitor's of the Company and Company fully agrees and accepts the terms of those agreements.

Company is aware Executive resides in Salt Lake City, Utah and has no plans on relocating residence. Position is part time.

It is important that the Company be of the utmost priority to the Executive at all times. Responsibilities of Executive are on attached sheet, including items listed in this document.

3.  COMPENSATION:
Executive will be paid compensation during this Agreement as follows:



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A.   A base salary of $50,000.00 per year, payable in installments according to the Company's regular payroll schedule, which is paid on the 1st and 15th of each month. The base salary shall be adjusted at the discretion of the board of directors.

B. Base salary may be adjusted on a temporary basis for additional duties in connection with mergers and acquisitions, implementing accounting information systems, special regulatory filings and other activities deemed necessary by the Board.

C. Travel and entertainment expenses incurred by the Executive while performing business for the Company.

D. $250 per month for office expenses and supplies, phone, paper, etc. To be adjusted as necessary

E. Executive will be granted 40,000 stock options for each year of employment under the terms of the Company's Stock Option Plan. The initial 40,000 options granted for the first year of employment will have a Option Price of $0.8125 per share. The Company will adjust the number of options pursuant to any forward or reverse splits.

F. The month of September and October 1998, salary to be $10,000 per month in order to bring Company current in SEC filings, new accounting software, option software package and general accounting necessities. Executive will be full time for these two months.

G. Company will pay for seminars and continuing education courses in accounting, financial and SEC reporting matters.

4.  TERM AND TERMINATION:
A. Initial Term of this Agreement shall commence on August 01, 1997 and it shall continue in effect for a period of Three (3) years. Thereafter, the Agreement shall be renewed upon the mutual agreement of Executive and Company.

B. This Agreement may be terminated by Executive at Executive's discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that Company shall pay Executive at the then applicable base salary rate to the termination date included in Executive's original termination notice.

C. In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.



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D.  In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated and Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement. Executive shall be compensated Fifty Thousand Dollars ($50,000) from the above date in addition to whatever other sum may be due him from Company, all of which shall be paid out in such manner as Executive shall reasonably request.

E. In the event of cessation of employment, all options granted to Executive will continue to vest under the Vesting Schedule in the Companies 1998 Stock Option Plan as amended unless termination was a result of items related in section 4C.

F. In the event of a regulatory restriction by the U.S. Securities and Exchange Commission (Commission) on the Executives ability to practice under Rule 1102 CE of the Commissions Rules of Practice, termination of employment provisions under 4.C. of this agreement will not apply and all options granted to Executive will continue to vest under the Vesting Schedule in the Companies 1998 Stock Option Plan (or as amended)

5.  NOTICES:
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery services;

        If to Company:
               International Barter Corp.
               21400 International Blvd., Suite 207
               Seattle WA 98198-6086

        If to Executive:
               Kevin Andersen
               941 East 3300 South, Suite 202
               Salt Lake City, Utah 84106

6.  FINAL AGREEMENT:
This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. Only a further writing that is duly executed by both parties may modify this Agreement.

7.  GOVERNING LAW:
This Agreement shall be construed and enforced in accordance with the laws of the state of Washington.

8.  HEADINGS:
Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.



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9.  NO ASSIGNMENT:
Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company's absolute discretion.

10.  SEVERABILITY:
If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

11.   INDEMNIFICATION OF OFFICER:
In addition to all other rights of indemnification he may have as an Officer of the Company, he shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which he is a party by reason of, or in connection with his position as an Officer of the Company and against all amounts paid by him in settlement thereof, provided that such settlement is approved by independent legal counsel selected by the Company, except to the extent that such expenses relate to matters for which it is adjudged that such Officer is liable for willful misconduct; provided, that within 15 days after the institution of any such action, suit or proceeding, the Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

Company will supply officers liability insurance.

12.  ARBITRATION:
The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in King County, Seattle Washington, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
International Barter Corp.

By:_______________________________          By:_________________________________
        Steven White                                Kevin Andersen
        President/CEO                               Executive

Approved by action of the Board of Directors on August 6, 1998

By:_______________________________
Norma Kay Fetz
Secretary



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